FOR IMMEDIATE RELEASE	NEWS
February 18, 2014
OTCQB-WMTN

WestMountain Gold Increases Ownership in Terra Gold Project to 100%

●	Bridge Loan Financing in Place
●	Agreement with Corvus Gold to Purchase Their 49% Interest in Terra Project

SANDPOINT, Idaho -- WestMountain Gold, Inc. (“WestMountain”) (OTCQB: WMTN), an emerging Alaskan gold exploration and development company, is pleased to announce that its wholly owned Alaska subsidiary, Terra Gold Corp, has acquired 100% ownership interest in the Terra Gold Project from Corvus Gold Inc’s. (TSX:KOR, OTCQX:CORVF) wholly owned Alaskan subsidiary, Raven Gold Alaska, Inc. for $1.8M cash and 200,000 shares of WestMountain Gold.

The company has arranged bridge loan financing through two key parties who are significant shareholders and long term supporters of the company which has enabled the Company to increase its ownership in the Terra Gold Project to 100 percent.  Corvus will convey all interests in the Terra property to WestMountain and will relinquish all royalty payments.

 “The timing that is enabling us to consolidate our ownership and take 100% ownership of the Terra Gold Project is rewarding,” Mr. Greg Schifrin, CEO and President, commented. “We are very fortunate to have such strong support from our shareholders and investors. This further emphasizes the confidence that we all have in the advancement of the high-grade Terra Gold Project.”

The funding gives WestMountain the financial flexibility to continue its strategic plans to consolidate its ownership in the Terra Project and to advance its development activities.

A more detailed description of the agreement is set forth in the Company’s Current Report on Form 8-K recently filed with the SEC, which the Company encourages be reviewed carefully.

About WestMountain Gold

WestMountain Gold, Inc. (OTCQB: WMTN) is a gold exploration and development company that is advancing the Terra gold project in the Tintina Gold Belt in southwestern Alaska. The Company currently has rights to a 51% interest in the Terra Project joint venture. WMTN has further rights to earn into an 80% interest. Terra is in the mineral resource definition phase estimated mineralized material of 116,949 tons at an average grades of 0.424 oz/t gold and 0.875 oz/t silver in the indicated resources category and further 735,994 tons at 0.456 oz/t gold and 0.806 oz/t silver in the inferred resources category in the Ben Vein deposit, based on the Canadian NI 43-101 Technical Report completed by Gustavson Associates on February 19, 2013, using a $1,500 gold price. WMTN believes this high-grade gold system in total over the under-explored 86-square mile property offers potential of greater than 1,000,000 ounces. Additional details are available at www.westmountaingold.com.

Safe Harbor Statement

Some statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially. These statements may contain words such as "desires," "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions. These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause its actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Such statements include, but are not limited to, the potential of the Terra Project, estimated gold production or goals, gold recovery, indicated and inferred resources, and expectations to run milling operations at 50 tonnes per day. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the Company’s SEC filings. The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.

Contact:
WestMountain Gold, Inc.
Greg Schifrin
Chief Executive Officer
Office: 208-265-1717
gschifrin@westmountaingold.com